Exhibit 99.2

STATEMENT OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of LandAmerica Financial Group, Inc. for the fiscal year ended December 31, 2002, I, G. William Evans, Chief Financial Officer of LandAmerica Financial Group, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)  such Annual Report on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)  the information contained in such Annual Report on Form 10-K for the fiscal year ended December 31, 2002 fairly presents, in all material respects, the consolidated financial condition and results of operations of LandAmerica Financial Group, Inc. and its subsidiaries as of, and for, the periods presented in such Annual Report on Form 10-K.

By:

/s/ G. William Evans

Date:  March 26, 2003

G. William Evans

Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to LandAmerica Financial Group, Inc. and will be retained by LandAmerica Financial Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]